Exhibit 32.1

Statement Pursuant to 18 U.S.C. Section 1350,

As required by Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Gregory J. Flesher, President and Chief Executive Officer of Reneo Pharmaceuticals, Inc. (the “Company”), and Jennifer P. Lam, Senior Vice President, Finance and Administration of the Company, each hereby certifies that, to the best of his or her knowledge:

(1)
The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
(2)
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2023	By:	/s/ Gregory J. Flesher
	Name:	Gregory J. Flesher
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

Date: May 11, 2023	By:	/s/ Jennifer P. Lam
	Name:	Jennifer P. Lam
	Title:	Senior Vice President, Finance and Administration
(Principal Financial and Accounting Officer)

This certification accompanies the Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.